EXHIBIT 3.2












================================================================================
                              AMENDED AND RESTATED

                                    BY - LAWS

                                       of

                           Iron Mountain Incorporated

                            (a Delaware corporation)


================================================================================
                       as amended through January 6, 1998



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
                                TABLE OF CONTENTS

ARTICLE I    OFFICES..............................................................................................1
                  SECTION 1.          Registered Office.  ........................................................1
                  SECTION 2.          Other Offices.  ............................................................1

ARTICLE II    MEETING OF STOCKHOLDERS.............................................................................1
                  SECTION 1.          Place of Meeting............................................................1
                  SECTION 2.          Annual Meetings.  ..........................................................1
                  SECTION 3.          Special Meetings............................................................1
                  SECTION 4.          Introduction of Business At a Meeting of Stockholders.......................1
                  SECTION 5.          Notice......................................................................2
                  SECTION 6.          Quorum and Adjournments.....................................................3
                  SECTION 7.          Votes; Proxies.  ...........................................................3
                  SECTION 8.          Organization.  .............................................................4

ARTICLE III    DIRECTORS..........................................................................................4
                  SECTION 1.          Number......................................................................4
                  SECTION 2.          Nomination of Directors.....................................................5
                  SECTION 3.          Removal.....................................................................6
                  SECTION 4.          Vacancies...................................................................6
                  SECTION 5.          Meetings....................................................................6
                  SECTION 6.          Votes.......................................................................7
                  SECTION 7.          Quorum and Adjournment......................................................7
                  SECTION 8.          Compensation................................................................7
                  SECTION 9.          Action By Consent of Directors..............................................7

ARTICLE IV    COMMITTEES OF DIRECTORS.............................................................................7
                  SECTION 1.          Executive Committee.........................................................7
                  SECTION 2.          Audit Committee.............................................................8
                  SECTION 3.          Other Committees............................................................9
                  SECTION 4.          Term of Office..............................................................9

ARTICLE V    OFFICERS.............................................................................................9
                  SECTION 1.          Officers....................................................................9
                  SECTION 2.          Vacancies..................................................................10
                  SECTION 3.          Chairman of the Board......................................................10
                  SECTION 4.          President..................................................................10
                  SECTION 5.          Executive Vice Presidents, Senior Vice Presidents and
                                      Vice Presidents............................................................10
                  SECTION 6.          Secretary..................................................................10
                  SECTION 7.          Assistant Secretaries......................................................10
                  SECTION 8.          Treasurer..................................................................11
                  SECTION 9.          Assistant Treasurers.......................................................11
                  SECTION 10.         Controller.................................................................11
                  SECTION 11.         Assistant Controllers......................................................11
                  SECTION 12.         Subordinate Officers.......................................................11
                  SECTION 13.         Compensation...............................................................11





                  SECTION 14.         Removal....................................................................11
                  SECTION 15.         Bonds......................................................................11

ARTICLE VI    CERTIFICATES OF STOCK..............................................................................12
                  SECTION 1.          Form and Execution of Certificates.........................................12
                  SECTION 2.          Transfer of Shares.........................................................12
                  SECTION 3.          Closing of Transfer Books..................................................13
                  SECTION 4.          Fixing Date for Determination of Stockholders of Record....................13
                  SECTION 5.          Lost or Destroyed Certificates.............................................13
                  SECTION 6.          Uncertificated Shares......................................................14
                  SECTION 7.          Transfer Agents and Registrars; Further Regulations.  .....................14

ARTICLE VII    EXECUTION OF DOCUMENTS............................................................................15
                  SECTION 1.          Execution of Checks, Notes, etc............................................15
                  SECTION 2.          Execution of Contracts, Assignments, etc...................................15
                  SECTION 3.          Execution of Proxies.......................................................15

ARTICLE VIII    INSPECTION OF BOOKS..............................................................................15

ARTICLE IX      FISCAL YEAR......................................................................................16

ARTICLE X       SEAL.............................................................................................16

ARTICLE XI      AMENDMENTS.......................................................................................16

ARTICLE XII     RESTRICTIONS ON TRANSFER OF CERTAIN SHARES
                       OF CAPITAL STOCK OF THE CORPORATION.......................................................16
                  SECTION 1.         Restrictions on Transfer....................................................16
                  SECTION 2.         Legend on Stock Certificates................................................17
                  SECTION 3.         Termination of Restrictions on Transfers....................................17

ARTICLE XIII    RESTRICTIONS ON TRANSFER OF CERTAIN SHARES
                       OF CAPITAL STOCK OF THE CORPORATION.......................................................17
                  SECTION 1.         Restrictions on Transfer....................................................17
                  SECTION 2.         Legend on Stock Certificates................................................18

                           Iron Mountain Incorporated

                            (a Delaware corporation)



                                     BY-LAWS



                                ARTICLE I OFFICE


         SECTION 1. Registered Office. The registered office of the Corporation shall be located in Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof shall be The Prentice-Hall Corporation System, Inc.

         SECTION 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                       ARTICLE II MEETING OF STOCKHOLDERS


         SECTION 1. Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place as the Board of Directors may fix from time to time.

         SECTION 2. Annual Meetings. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may fix from time to time. Any other proper business may be transacted at the annual meeting.

         SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board, if any, or the Board of Directors pursuant to a resolution adopted by a majority vote of the Board of Directors.

         SECTION 4. Introduction of Business At a Meeting of Stockholders. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by or at the direction of the Board of Directors or otherwise properly brought before the meeting by the Board of Directors, or (ii) in the case of an annual meeting, properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting of stockholders by a stockholder, the

By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 2

stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days1 prior to the date of the annual meeting; provided, however, that if less than 55 days' written notice or prior public disclosure of the date of the annual meeting is given or made to stockholders or to the stockholder proposing a matter, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed to such stockholder or the stockholders generally or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (iv) any material interest of the stockholder in such proposal.

         Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 4. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         The  foregoing   requirements   shall  be  in  addition  to  any  other
requirements imposed by applicable law or regulation.

         SECTION 5. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof, and the purpose or purposes in general terms for which the meeting is called shall, not less than ten (10) days, or such longer period as shall be provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, and not more than sixty (60) days before such meeting, be served upon or mailed to each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then to the address designated in such request.

--------
1        Amended 5/1/96.


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 3

         Notice of the hour, date, place and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy and shall not, at the beginning of the meeting, object to the holding of such meeting because the meeting has not been lawfully called or convened, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

         SECTION 6. Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the voting power of the shares of the capital stock of the Corporation issued, outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority of the voting power of all stock of that class issued, outstanding and entitled to vote. If a majority of the voting power of shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat or, where a larger quorum is required, such quorum, shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented; provided, however, that if the adjournment is for more than thirty (30) days, notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the Chairman of the meeting otherwise directs. At any meeting held to consider matters which were subject to adjournment for want of a quorum at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 7. Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of record at the closing of the transfer books, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder's name on the books of the Corporation.

         At each such meeting every stockholder entitled to vote shall be entitled to do so in person, or by proxy appointed by an instrument in writing or as otherwise permitted by law subscribed by such stockholder and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 4

coupled is an interest in the stock itself or any interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date.

         Voting at meetings of stockholders need not be by written ballot and, except as otherwise provided by law, need not be conducted by inspectors of election unless so determined by the Chairman of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or represented by proxy at such meeting. If it is required or determined that inspectors of election be appointed, the Chairman shall appoint two or more inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability. The inspectors so appointed shall take charge of the polls and, after the balloting, shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed as such inspector.

         At any meeting at which a quorum is present, a plurality of the votes properly cast for election to fill any vacancy on the Board of Directors shall be sufficient to elect a candidate to fill such vacancy, and a majority of the votes properly cast upon any other question shall decide the question, except in any case where a larger vote is required by law, the Certificate of Incorporation, these By-Laws, or otherwise.

         SECTION 8. Organization. The Chairman of the Board, if there be one, or in his or her absence the Vice Chairman, or in the absence of a Vice Chairman, the President, or in the absence of the President, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his or her absence, the presiding officer may appoint a secretary.

                              ARTICLE III DIRECTORS


         SECTION 1. Number. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors, none of whom needs to be a stockholder. The number of directors for each year shall be fixed by the Board of Directors (and not by the stockholders) from time to time, but shall not be less than three nor more than fifteen persons. If the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

         The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors. One class shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996, another class to hold office initially for a term expiring at the annual meeting of stockholders in 1997, and another class to hold office initially for a term expiring at the annual meeting of

By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 5

stockholders to be held in 1998, with each member of each class to hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by plurality vote to hold office for a term expiring at the annual meeting for stockholders held in the third year following the year of their election.

         At any time during any year, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the number of directors may be increased or reduced, in each case by vote of a majority of the directors in office at the time of such increase or decrease, regardless of whether such majority constitutes a quorum, provided that no such decrease shall affect the term of any director then in office.

         SECTION 2. Nomination of Directors. Only persons nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days2 prior to the date of a meeting; provided, however, that if fewer than 55 days' written notice or prior public disclosure of the date of the meeting is given or made to stockholders or to the stockholder proposing a director or directors for election, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed to such stockholder or stockholders generally or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and
(ii) as to the stockholder giving the notice, (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's
--------
2        Amended 5/1/96.


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 6

notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder's notice.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         The  foregoing   requirements   shall  be  in  addition  to  any  other
requirements imposed by applicable law or regulation.

         SECTION 3. Removal. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office by the stockholders in the manner provided in this Section 3 of Article III. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors generally, voting together as a single class, may remove such director or directors only for cause.

         SECTION 4. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, such vacancy shall be filled only by the directors then in office, although less than a quorum, by a majority vote of the directors then in office or by the sole remaining director, or, if no directors then remain, by the stockholders of the Corporation.

         SECTION 5. Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the Chairman of the Board, if there be one, or by the President, and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman of the Board, if there be one, or the President or any two (2) of the directors in office by oral, telegraphic, telex, telecopy or other form of electronic transmission, or written notice, duly served or sent or mailed to each director not less than twenty-four (24) hours before such meeting, except that, if mailed, not less than seventy-two (72) hours before such meeting.

         Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telegram, telex, telecopy or other form of electronic transmission, waive notice thereof before or after the meeting. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 7

as shall from time to time be determined by resolution of the Board. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

         Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

         SECTION 6. Votes. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 7. Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 8. Compensation. Directors may receive compensation for their services, as such, and for service on any committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board or any Committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 9. Action By Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director or committee member need sign the same counterpart.

                       ARTICLE IV COMMITTEES OF DIRECTORS


         SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Executive Committee of two (2) or more members, to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate. The Board of Directors shall designate the Chairman of the Executive Committee.


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 8


         a. Procedure. The Executive Committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

         b. Responsibilities. During the intervals between the meetings of the Board of Directors, except as otherwise provided by the Board of Directors in establishing such Committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not, except to the extent otherwise provided in the Certificate of Incorporation or a resolution providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Business Corporation Law, have the power:

                           (1) to amend or authorize the amendment of the Certificate of Incorporation or these By-Laws;

                           (2) to authorize the issuance of stock;

                           (3) to authorize the payment of any dividend;

                           (4) to adopt an agreement of merger or consolidation of the Corporation or to recommend to the stockholders the sale, lease or exchange of all or substantially all the property and business of the Corporation;

                           (5) to recommend to the stockholders a dissolution, or a revocation of a dissolution, of the Corporation; or

                           (6) to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Business Corporation Law.

         c. Reports. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

         SECTION 2. Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Audit Committee of two (2) or more members who shall not be officers (the Chairman of the Board and the Vice Chairman of the Board, if any, not being deemed officers for this purpose) or employees of the Corporation to serve during the


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 9

pleasure of the Board. The Board of Directors shall designate the Chairman of the Audit Committee.

         a. Procedure. The Audit Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

         b. Responsibilities. The Audit Committee shall review the annual financial statements of the Corporation prior to their submission to the Board of Directors, shall consult with the Corporation's independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation's accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

         c. Reports. The Audit Committee shall keep regular minutes of its proceedings, and all action by the Audit Committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

         SECTION 3. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, at any time appoint one or more other committees from its own number. Every such committee must include at least one member of the Board of Directors. The Board may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this Article, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them.

         a. Procedure. Each committee appointed pursuant to this Section shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

         b. Responsibilities. Each committee appointed pursuant to this Section shall exercise the powers assigned to it by the Board of Directors in its discretion.

         c. Reports. Each committee appointed pursuant to this Section shall keep regular minutes of proceedings, and all action by each such committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 10


         SECTION 4. Term of Office. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a director (where membership on the Board is required), or until the committee is sooner abolished by the Board of Directors.

                               ARTICLE V OFFICERS


         SECTION 1. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chairman of the Board, a Vice Chairman of the Board, a Controller, and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers and such other officers as deemed necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

         SECTION 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         SECTION 3. Chairman of the Board. The Chairman of the Board of Directors, if any, shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, shall have general charge of the management and direction of the business, affairs and property of the Corporation, and general supervision over its other officers and agents, and, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

         SECTION 4. President. The President shall be the chief operating officer of the Corporation. In general, he shall perform all duties incident to the office of President and chief operating officer and shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board.

         SECTION 5. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or to her by the Board of Directors or the President.


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 11


         SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; the Secretary shall be custodian of the records and of the corporate seal or seals of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, he or she may attest the same; and, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

         SECTION 7. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary.

         SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board; the Treasurer shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 9. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer.

         SECTION 10. Controller. The Controller, if elected, shall be the chief accounting officer of the Corporation and shall perform all duties incident to the office of a controller of a corporation, and, in the absence of or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Chairman of the Board, if any, the President or the Treasurer.

         SECTION 11. Assistant Controllers. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller.


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 12


         SECTION 12. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

         SECTION 13. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

         SECTION 14. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

         SECTION 15. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                        ARTICLE VI CERTIFICATES OF STOCK


         SECTION 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chairman or Vice Chairman of the Board, if any, the President, an Executive Vice President, Senior Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signatures of any such Chairman, Vice Chairman, President, Executive Vice President, Senior Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

         In case the corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 13

or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation.

         Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         SECTION 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law, by the Certificate of Incorporation or these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his or her post office address.

         SECTION 3. Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed appropriate by the Board of Directors, be closed for such length of time not exceeding fifty (50) days as the Board of Directors (but not the stockholders) may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

         SECTION 4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors (but not the stockholders) may fix a record date, which record date shall not


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 14

precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, the Certificate of Incorporation or these By-Laws, not be more than sixty (60) nor less than ten
(10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors (but not the stockholders) may fix a new record date for the adjourned meeting.

         SECTION 5. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

         a. The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the Chairman or Vice Chairman of the Board, if any, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, any such officer may require such owner to furnish the Corporation a bond in such sum and in such form as he or she may deem advisable, and with a surety or sureties approved by him or her, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed, if so required, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate upon receipt of a written order signed by any such officer, and thereupon the Corporation may save harmless said transfer agent and registrar in the premises. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered; or

         b. The Board of Directors of the Corporation may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 15

                  respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

         SECTION 6. Uncertificated Shares. The Board of Directors of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the Delaware General Corporation Law.

         SECTION 7. Transfer Agents and Registrars; Further Regulations. The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation's transfer agent and/or registrar for shares of one or more classes or series of its stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of the Corporation's stock and stock certificates.

                       ARTICLE VII EXECUTION OF DOCUMENTS


         SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

         SECTION 2. Execution of Contracts, Assignments, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Chairman or Vice Chairman of the Board, if any, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall thereunto authorize from time to time.

         SECTION 3. Execution of Proxies. The Chairman or Vice Chairman of the Board, if any, the President, any Executive Vice President, any Senior Vice President or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation.



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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 16

                        ARTICLE VIII INSPECTION OF BOOKS


         The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                             ARTICLE IX FISCAL YEAR


         The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors.

                                 ARTICLE X SEAL


         The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word "Delaware", together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

                              ARTICLE XI AMENDMENTS


         These By-Laws may be altered, amended, changed or repealed and new By-Laws adopted by the stockholders or by the Board of Directors in accordance with the provisions set forth in the Certificate of Incorporation, in either case at any meeting called for that purpose at which a quorum shall be present. Any By-Law, whether made, altered, amended, changed or repealed by the stockholders or the Board of Directors may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be, either by the stockholders or by the Board of Directors as above provided.

                     ARTICLE XII RESTRICTIONS ON TRANSFER OF
               CERTAIN SHARES OF CAPITAL STOCK OF THE CORPORATION3


         SECTION 1. Restrictions on Transfer. Any Person who receives any shares of Common Stock of the Corporation (the "Merger Securities") issued pursuant to the Agreement and Plan of Merger, dated as of February 19, 1997, by and among the Corporation, IM-1 Acquisition
--------
3 Adopted June 12, 1997.


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By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 17

Corp. and Safesite Records Management Corporation, as amended (the "Merger Agreement"), shall not Transfer (as defined herein), and the Corporation shall not be required to register the Transfer of, the number of shares, rounded upward to the nearest whole share (the "Subject Shares"), of the Merger Securities equal to the product of (1) the quotient obtained by dividing (x) the "Lock-up Value" by (y) the product of (A) the Common Stock Amount and (B) the lesser of the Closing Price and the Determination Price multiplied by (2) the Stock Merger Consideration received by such Person in connection with the Merger, until the first anniversary date of the effective date of the Merger Agreement (the "Effective Time"), except as otherwise allowed by the Board of Directors of the Corporation in its sole discretion. The "Lock-up Value" shall mean one half (1/2) of the sum of (x) the product of the Common Stock Amount and the lesser of the Closing Price and the Determination Price plus (y) the Cash Amount. The "Closing Price" shall mean the closing price per share of Acquiror Stock for the trading day immediately prior to the Effective Time. The closing price for such trading day shall be the last quoted sale price or, if not so quoted, the average of the low bid and high asked prices on the Nasdaq National Market System. Capitalized terms used herein and not otherwise defined shall have the meanings prescribed therefor in the Merger Agreement. The term "Transfer" means any indirect or direct transfer, offer to sell, sale, assignment, grant of an option to acquire, pledge, or other disposition.

         SECTION 2. Legend on Stock Certificates. The Corporation shall note on the certificates for the Subject Shares of Merger Securities issued upon transfer that the shares represented by such certificates are subject to the restrictions on transfer and registration of transfer imposed in this Article XII.

         SECTION 3. Termination of Restrictions on Transfers. The provisions of this Article XII shall terminate in their entirety on the first anniversary of the Effective Time.


                ARTICLE XIII RESTRICTIONS ON TRANSFER OF CERTAIN
                   SHARES OF CAPITAL STOCK OF THE CORPORATION4


         SECTION 1. Restrictions on Transfer. Except as otherwise allowed by the Board of Directors of the Corporation in its sole discretion, until the earlier of (i) the first anniversary of the effective date (the "Effective Time") under the Agreement and Plan of Merger, dated as of September 26, 1997, by and among the Corporation, Arcus Group, Inc. ("AGI"), United Acquisition Company ("UAC") and Arcus Technology Services, Inc. ("ATSI, and together with AGI and UAC, the "Arcus Parties") (as amended, the "Merger Agreement"), or (ii) the date on which a Transfer (as such term is hereinafter defined in this Article XIII) may be effected in a manner that the Corporation reasonably determines does not adversely affect the tax-free nature of the Merger (as such term is defined in the Merger Agreement) under Section 368(a) of the Internal Revenue Code of 1986, as amended, any Person who receives any shares of
--------
4 Adopted January 6, 1998.

By-Laws of Iron Mountain Incorporated
A Delaware Corporation
Page 18

Common Stock of the Corporation issued pursuant to the Merger Agreement (the "Merger Securities") shall not Transfer, and the Corporation shall not be required to register the Transfer of, such Merger Securities. The term "Transfer" means any indirect or direct transfer, offer to sell, sale, assignment, grant of an option to acquire, pledge, or other disposition;
provided, however, that a Transfer by a partnership or a limited liability company to its partners or members, which Transfer is to all partners or members in proportion to their interests in such partnership or limited liability company, shall be permissible except that the Merger Securities so Transferred shall continue to be subject to the restrictions on transfer set forth in this
Article XIII; provided further that the provisions of this section shall not apply to Merger Securities to the extent such Merger Securities were issued in exchange for shares of common stock of AGI of any Person who received such shares pursuant to the exercise of an option as a result of the application of
Section 5.10 of the Merger Agreement.

         SECTION 2. Legend on Stock Certificates. The Corporation shall note on the certificates for the Merger Securities issued upon the Merger or upon any Transfer thereof that the shares represented by such certificates are subject to the restrictions on transfer and registration of transfer imposed in this
Article XIII.